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EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY
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SUBSIDIARY AND NAME UNDER WHICH SUBSIDIARY DOES BUSINESS                               STATE OF INCORPORATION
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
3025619 Nova Scotia Ltd.                                                               Nova Scotia
Austin & Northwestern Railroad Company, Inc.                                           Texas
Boston Central Freight Railroads, Inc.                                                 Delaware
Cape Breton & Central Nova Scotia Railway Limited                                      Nova Scotia
Cascade and Columbia River Railroad Company, Inc.                                      Delaware
Central Oregon & Pacific Railroad, Inc.                                                Delaware
Central Railroad Company of Indiana                                                    Indiana
Central Railroad Company of Indianapolis                                               Indiana
Central Western Railway Corporation                                                    Alberta
Connecticut Southern Railroad, Inc.                                                    Delaware
Dakota Rail, Inc.                                                                      South Dakota
Dallas, Garland & Northeastern Railroad, Inc.                                          Texas
Dallas, Garland & Northeastern Railroad, Inc.                                          Delaware
Delaware Valley Railway Company, Inc.                                                  Delaware
E&N Railway Company (1998) Ltd.                                                        British Columbia
Empresa de Transporte Ferroviaro S.A. (d/b/a Ferronor)(55% interest)                   Chile
Florida Rail Lines, Inc.                                                               Delaware
Freight Victoria (d/b/a Freight Australia)                                             Australian Capital
                                                                                       Territory
Georgia Southwestern Railroad, Inc.                                                    Delaware
Goderich-Exeter Railway Company Limited                                                Ontario
Huron and Eastern Railway Company, Inc.                                                Delaware
Indiana & Ohio Central Railroad, Inc.                                                  Delaware
Indiana & Ohio Rail Corp.                                                              Delaware
Indiana & Ohio Railway Company                                                         Delaware
Indiana Southern Railroad, Inc.                                                        Delaware
Kalyn/Siebert Canada, Inc.                                                             Quebec
Marksman Corp.                                                                         Delaware
Mid-Michigan Railroad, Inc.                                                            Michigan
Missouri & Northern Arkansas Railroad Company, Inc.                                    Kansas
New England Central Railroad, Inc.                                                     Delaware
New Orleans Lower Coast Railroad Company, Inc.                                         Delaware
North Carolina and Virginia Railroad Company, Inc.                                     Delaware
Otter Tail Valley Railroad Company, Inc.                                               Minnesota
Palm Beach Rail Holding, Inc.                                                          Delaware
Plainview Terminal Company                                                             Texas
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SUBSIDIARY AND NAME UNDER WHICH SUBSIDIARY DOES BUSINESS                               STATE OF INCORPORATION
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

Prairie Holdings Corporation                                                           Florida
Rail Operating Support Group, Inc.                                                     Delaware
RailAmerica Australia Pty Ltd.                                                         Australia
RailAmerica Australia, Inc.                                                            Delaware
RailAmerica Carriers, Inc.                                                             Ontario
RailAmerica Equipment Corporation                                                      Delaware
RailAmerica Intermodal Services, Inc.                                                  Delaware
RailAmerica Transportation Corp.                                                       Delaware
RaiLink Canada Ltd.                                                                    Canada Business
                                                                                       Corporation Act
RaiLink Ltd.                                                                           Alberta
RailTex Acquisition Corp.                                                              Delaware
RailTex Distribution Services, Inc.                                                    Texas
RailTex, Inc.                                                                          Texas
RailTex International Holdings, Inc.                                                   Delaware
RailTex Logisitics, Inc.                                                               Delaware
RailTex Canada, Inc.                                                                   Ontario
RL Acquisition Corp.                                                                   Alberta
Saginaw Valley Railway Company, Inc.                                                   Delaware
San Diego & Imperial Valley Railroad Company, Inc.                                     California
South Carolina Central Railroad Company, Inc.                                          South Carolina
South East Rail, Inc.                                                                  Delaware
Steel City Carriers, Inc.                                                              Ontario
The Toledo, Peoria & Western Railroad Corporation                                      New York
Toledo, Peoria & Western Railway Corporation                                           New Jersey
Ventura County Railroad Co., Inc.                                                      Delaware
West Texas and Lubbock Railroad Company, Inc.                                          Texas


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